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                                   EXHIBIT 16


April 12, 2001


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


To Whom It May Concern:


I have read the statements made by CytoGenix, Inc., which I understand will be filed with the Commission, pursuant to Item 4 of Form 8-K as part of the Company's Form 8-K/A report, and I agree with the statements made therein.


Very truly yours,


/s/Harrie Marie Pollok Operhall, A Professional Corporation
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Harrie Marie Pollok Operhall
A Professional Corporation


cc: CytoGenix, Inc.